Exhibit 99.1

For Immediate Release:	Contact:	Howard Green
SVP of Corporate Development
(914) 921-7729

For further information please visit
www.gabelli.com

GAMCO plans to report 2021 full year results in the range of $2.71 to $2.77 per share

Fourth Quarter 2021 diluted earnings expected to be in the range $0.39 to $0.45 per share

Greenwich, Connecticut, January 19, 2022 – GAMCO Investors, Inc. (“GAMCO”) (NYSE: GBL) announced today that it expects to report fourth quarter 2021 diluted earnings in the range of $0.39 to $0.45 per share (Note that the fourth quarter was reduced by the $11.3 million Shareholder Designated Charitable Contribution, or $0.32 per share). For the full year 2021 diluted earnings are expected to be in the range of $2.71 to $2.77 per share versus $2.20 per share for 2020.

Assets under management (“AUM”) were $35.0 billion at December 31, 2021 as compared to $32.6 billion at December 31, 2020. Equity AUM were $33.2 billion at December 31, 2021 as compared to $30.2 billion at December 31, 2020.

GAMCO will be issuing further details on its financial results in early February.

About GAMCO Investors, Inc.

GAMCO is known for its research-driven approach to equity investing. GAMCO conducts its investment advisory business principally through two subsidiaries: GAMCO Asset Management Inc. (approximately 1,400 institutional and private wealth separate accounts) and Gabelli Funds, LLC (24 open-end funds, 14 closed-end funds, 3 actively managed semi-transparent ETFs, and a SICAV). GAMCO serves a broad client base including institutions, intermediaries, offshore investors, private wealth, and direct retail investors.

GAMCO offers a wide range of solutions for clients across Value, Growth Equity, ESG, Convertibles, actively managed semi-transparent ETFs, sector-focused strategies including Gold and Utilities, Merger Arbitrage, and Fixed Income. In 1977, GAMCO started its flagship All Cap Value strategy, Gabelli Value, and in 1986 launched its mutual fund business.

CAUTIONARY STATEMENT REGARDING FORWARD-LOOKING STATEMENTS
The financial results set forth in this press release are preliminary. Our disclosure and analysis in this press release, which do not present historical information, contain “forward-looking statements” within the meaning of the U.S. Private Securities Litigation Reform Act of 1995.  Forward-looking statements convey our current expectations or forecasts of future events. You can identify these statements because they do not relate strictly to historical or current facts. They use words such as “anticipate,” “estimate,” “expect,” “project,” “intend,” “plan,” “believe,” and other words and terms of similar meaning. They also appear in any discussion of future operating or financial performance. In particular, these include statements relating to future actions, future performance of our products, expenses, the outcome of any legal proceedings, and financial results. Although we believe that we are basing our expectations and beliefs on reasonable assumptions within the bounds of what we currently know about our business and operations, the economy, the effects of the Tax Cuts and Jobs Act, and other conditions, there can be no assurance that our actual results will not differ materially from what we expect or believe. Therefore, you should proceed with caution in relying on any of these forward-looking statements. They are neither statements of historical fact nor guarantees or assurances of future performance.

Forward-looking statements involve a number of known and unknown risks, uncertainties and other important factors, some of which are listed below, that are difficult to predict and could cause actual results and outcomes to differ materially from any future results or outcomes expressed or implied by such forward-looking statements. Some of the factors that could cause our actual results to differ from our expectations include risks associated with the duration and scope of the ongoing coronavirus pandemic resulting in volatile market conditions, a decline in the securities markets that adversely affect our assets under management, negative performance of our products, the failure to perform as required under our investment management agreements, a general downturn in the economy that negatively impacts our operations, and the ongoing impacts of the Tax Cuts and Jobs Act with respect to tax rates and the non-deductibility of certain portions of NEO compensation. We also direct your attention to the more specific discussions of these and other risks, uncertainties and other important factors  contained in our Form 10-K and other public filings. Other factors that could cause our actual results to differ may emerge from time to time, and it is not possible for us to predict all of them. We do not undertake to update publicly any forward-looking statements if we subsequently learn that we are unlikely to achieve our expectations whether as a result of new information, future developments or otherwise, except as may be required by law.